                                                                  EXHIBIT 10.45


                                ESCROW AGREEMENT

               This ESCROW AGREEMENT (the "Escrow Agreement") dated as of June 10, 1998, by and among Sage Networks Acquisition Corp., a Delaware corporation (the "Buyer"), HomeCom Communications Inc., a Delaware corporation (the "Seller") and Sims Moss Kline & Davis LLP, a Georgia limited liability partnership, ("Escrow Agent") (Buyer and Seller collectively referred to herein as "Depositors").

               WHEREAS, Buyer and Seller have entered into the Asset Purchase Agreement (the "Purchase Agreement") dated June 10, 1998 pursuant to which certain amounts are to be deposited into an escrow account; and

               WHEREAS, Buyer and Seller desire to enter into this Agreement to provide for such escrow account and the terms and conditions applicable thereto;

               NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants hereinafter set forth, the parties hereto agree as follows:

               Section 1. ESTABLISHMENT OF ESCROW ACCOUNT. A special escrow account shall be created and established by the Escrow Agent at the firm's escrow account which is currently maintained at Wachovia Bank, N.A. which will at all times be invested in direct obligations of the United States government or otherwise invested as set forth in Section 4 hereof. Such account shall be separate and apart from all other funds of Sellers and Buyer and shall be designated as the "Escrow Account".

               Section 2. DEPOSIT. (a) Upon execution of this Agreement by all of the parties hereto, Buyer has deposited $250,000 in cash with the Escrow Agent, and Escrow Agent hereby acknowledges receipt of such amount.

               (b) For purposes of this Agreement, the cash amount deposited under Subsection 2 hereof (the "Deposit Amount") together with accruals thereon pursuant to Section 3 below, are referred to hereinafter as "Escrow Property".

               Section 3. ACCRUAL ON ESCROW PROPERTY. Escrow Agent shall collect all dividends, principal, interest, and any other payment or distribution on the Deposit Amount (and any amounts accruing in respect thereof), and shall pay the same as received to Seller but at least once per month.

               Section 4. INVESTMENT BY ESCROW AGENT. From the date of deposit hereunder until the termination of this Agreement, the Escrow Property shall promptly be fully invested by Escrow Agent as directed by Seller from time to time solely in direct obligations of, or obligations guaranteed as to all principal and interest by, the United States of America, in each case with maturity dates of 91 days or less and in no event maturing later than 1 year following the Closing Date.

               Temporarily uninvested funds held hereunder shall be held in a money market savings account established for that purpose or otherwise as directed by Seller; provided, that the Depositors may direct Escrow Agent by joint written instruction that such funds should thenceforth be held available for immediate distribution, without the earning or accrual of interest thereon.

               Section 5. REPORTING BY ESCROW AGENT. Escrow Agent shall furnish to the Depositors monthly itemized summaries of the property held as Escrow Property in the form of bank or similar account statements, including all transactions made with respect to the Escrow Property from and after the date hereof, all transactions made pursuant to Sections 3 and 4 hereof and all distributions made pursuant to Section 7 hereof.

               Section 6. DISTRIBUTION. Except as otherwise directed in writing by the Depositors or as provided in Section 7 hereof, the Escrow Agent shall release from escrow and distribute the Escrow Property to Seller on May 1, 1999.

               Section 7. CONDITIONS TO DISBURSEMENT OF ESCROW PROPERTY. (a) Except as otherwise provided in Section 6, upon (i) receipt by Escrow Agent of written notice from Buyer, certifying that there exists certain conditions or facts (which conditions or facts are to be specified in reasonable detail) which under the Purchase Agreement entitle the Buyer to receipt of the Escrow Property or any portion thereof from Escrow Agent; (ii) notification within five (5) business days by Escrow Agent to the Seller of the notice received from the Buyer which Escrow Agent shall give promptly upon receipt of Buyer's notice; and
(iii) a failure by Escrow Agent to receive by registered or certified mail within ten (10) business days after receipt by the Seller of the Escrow Agent's notification to the Seller, a written notice and certification from the Seller of the non-existence of or disagreement with respect to the conditions or facts certified by the Buyer, then Escrow Agent shall disburse to the Buyer, the Escrow Property or the portion thereof designated in the notice and certification referenced in clause (i) above. Escrow Agent may (but shall not be required to) require as a condition to any such release of Escrow Property that it be presented with satisfactory evidence of the satisfaction of such conditions, which may include a certificate signed by each of the Depositors to the effect that such conditions have been fulfilled. Any delivery made pursuant to this paragraph shall not be deemed to prejudice any party's right to claim that the Escrowed Property are owing to such party.

               (b) If Escrow Agent does receive a notice and certificate from the Seller as described in Section 7(a) above unless Escrow Agent resigns pursuant to Section 9(a) or 9(c) herein or the Escrow Agent is removed pursuant to Section 9(b), then Escrow Agent shall hold the disputed amount in escrow until settlement of the controversy by a court of competent jurisdiction, by an arbitrator designated in writing by both of the parties or by joint written instructions from both parties.

               (c) Escrow Agent shall be permitted to disburse the Escrow Property or a portion thereof in accordance with a final order, judgment or decree of such court or arbitrator or in accordance with joint written instructions from Seller and Buyer, as the case may be; provided, however, that in the case of a final order, judgment or decree of a court of competent jurisdiction, Escrow Agent shall not release any portion of the Escrow Property until it receives from the party requesting release of the Escrow Property an opinion of counsel to the effect that such order, judgment or decree represents a final adjudication of such party's rights to that portion of the Escrow Property in dispute and that the time for an appeal from such order, judgment or decree has expired without an appeal having been perfected.

               (d) Upon distribution of all the Escrow Property pursuant to Depositors' instructions, the Escrow Agent shall be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith.

               (e) The party that is entitled to the payment of any disputed amount held pursuant to the Escrow Agreement shall be entitled to recover reasonable attorney's fees and expenses actually incurred in connection with prosecuting such claim from the party that is not entitled to such payment.

               (f) In the event Escrow Agent is notified or becomes aware of any disagreement between the Depositors with respect to the Escrowed Property, Escrow Agent shall be entitled (but not required), at its option, to refuse to comply with any notice, demand or other requirement hereof and may continue to hold the Escrowed Property in escrow so long as such disagreement shall continue; and, in so doing, Escrow Agent shall not become liable in any way to any person for its failure or refusal to comply with any such notice or demand until (i) either (A) the Depositors have settled or compromised their disagreements, or (B) such disagreements have been fully adjudicated, and (ii) Escrow Agent shall have been so notified in a writing signed by both Depositors. It shall be the responsibility of the Depositors to notify the Escrow Agent of any dispute, disagreement or other relevant matter between the Depositors with respect to the Escrowed Property.

               (g) In the event that such disagreements between the Depositors shall not have been so settled, compromised or adjudicated within ten (10) days following receipt by Escrow Agent of knowledge of the existence of such disagreement, Escrow Agent may, but shall not be obligated to, interplead all the Escrowed Property then held in escrow into a court of proper jurisdiction, and thereupon Escrow Agent shall be fully and completely discharged of its duties as Escrow Agent hereunder.

               (h) It is agreed that the Escrow Agent shall act as a depository only and shall not, except as expressly stated herein, be required to take notice of any default or breach of warranty, representation, covenant or agreement of any party contained in this Agreement or any other agreement between the Depositors or their respective affiliates.

               (i) Each Depositor agrees to pay one-half of Escrow Agent's reasonable and customary fees (if any) for its services hereunder and to reimburse the Escrow Agent for one-half of its reasonable expenses and disbursements incurred in the performance of such services.

               Section 8. RESPONSIBILITIES OF ESCROW AGENT.

               (a) Escrow Agent shall exercise the same degree of care toward the Escrow Property as it exercises toward its own similar property and shall not be held to any higher standard of care under this Agreement, nor deemed to owe any fiduciary duty to the Depositors.

               (b) Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against Escrow Agent, nor shall Escrow Agent be bound by the provisions of any agreement among the Depositors beyond the specific terms hereof.

               (c) Escrow Agent shall not be liable hereunder except for its own gross negligence or willful misconduct and the Depositors jointly and severally each agree to indemnify Escrow Agent for and hold it harmless as to any loss, liability, or expense, including court costs and reasonable attorney fees, incurred on the part of Escrow Agent and arising out of or in connection with Escrow Agent's duties under this Agreement, except for any such loss, liability or expense arising out of or in connection with Escrow Agent's gross negligence or willful misconduct. Escrow Agent shall be entitled to advancement of any such costs and expenses from the Depositors.

               (d) Subject to Section 7(c) hereof, Escrow Agent shall be entitled to rely upon any reasonable order, judgment, certification, instruction, notice or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity thereof. Escrow Agent may act in reliance upon any instrument or signature believed by it to be genuine and comporting with the provisions of this Agreement and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in accordance with the provisions hereof has been duly authorized to do so.

               (e) At any time Escrow Agent may request in writing an instruction in writing from the Depositors, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder and which is required by applicable law. Escrow Agent shall not be liable for any action taken in accordance with such proposed course of action without the Depositors' consent on or after the date specified in Escrow Agent's request for instructions, provided that (i) the specified date shall be at least five (5) business days after each Depositor has received Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, Escrow Agent has not received the written instructions requested. Notwithstanding anything to the contrary in Section 14 hereof, Escrow Agent's request shall not be deemed to have been received by the Depositors until the date of actual receipt.

               (f) Escrow Agent may consult with, and obtain advice from, legal counsel chosen by Escrow Agent in the event of any question as to any of the provisions of this Agreement or the duties hereunder, and Escrow Agent shall, except in the case of gross negligence or willful misconduct, incur no liability and shall be fully protected in acting in good faith in accordance with the written opinion and instructions of such counsel.

               (g) Escrow Agent does not have any interest in the Escrow Property deposited hereunder but is serving as escrow holder only and has only possession thereof.

               (h) In the event of ambiguity in the provisions governing the Escrow Property or uncertainty on the part of Escrow Agent as to how to proceed, Escrow Agent may refrain from taking any action other than to retain custody of the Escrow Property deposited hereunder until it shall have received joint written instructions signed by each Depositor; provided, that Escrow Agent, in its sole and absolute discretion, deems it necessary for its protection to so refrain. Escrow Agent shall promptly notify each Depositor of its decision to refrain from taking any action in reliance on this Section 8(h).

               Section 9. RESIGNATION OR REMOVAL OF ESCROW AGENT.

               (a) Escrow Agent may resign at any time by giving written notice thereof to each Depositor, but its resignation shall not become effective until a successor escrow agent shall have been appointed by mutual agreement of the Depositors and shall have accepted such appointment in writing. Until a successor escrow agent is appointed by the Depositors and accepts such appointment, the Escrow Agent's only duty hereunder shall be to hold any then-remaining Escrow Funds in accordance with the original provisions of this Escrow Agreement. Escrow Agent shall, upon receipt of the joint written instructions of each Depositor, distribute the Escrow Property to such successor escrow agent.

               (b) The Depositors may remove Escrow Agent upon written notice to Escrow Agent signed by each Depositor. Such removal shall take effect upon delivery of the Escrow Property to a successor escrow agent designated in joint written instructions signed by each Depositor, and Escrow Agent shall thereupon be discharged from all obligations under this Agreement and shall have no further duties or responsibilities in connection herewith. Escrow Agent shall deliver the Escrow Property without unreasonable delay after receiving the Depositors' designation of such successor escrow agent.

               (c) If a successor escrow agent has not been appointed or has not accepted such appointment within 30 calendar days after notice of resignation or removal is given hereunder, Escrow Agent may petition any court of competent jurisdiction for the appointment of a successor escrow agent. The reasonable costs, expenses and attorney's fees which Escrow Agent incurs in connection with such a proceeding shall be paid one-half by Buyer and one-half by Seller. Until a successor escrow agent is appointed by the Depositors or such a court, as the case may be, Escrow Agent shall continue to hold the Escrow Property in accordance with the terms of this Agreement.

               Section 10. CHOICE OF LAW AND JURISDICTION. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia. Venue for any dispute arising from or relating to this Agreement shall lie in the state and federal courts of Fulton County, Georgia. Whenever possible each provision of this Escrow Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited or invalid under such law, such provision shall be deemed severed herefrom and ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

               Section 11. BENEFITS AND ASSIGNMENT. Nothing in this Agreement, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors and permitted assigns, any legal claim under any covenant, condition or provision hereof, all the covenants, conditions and provisions contained in this Agreement being for the sole benefit of the parties hereto and their successors and permitted assigns. No party may assign any of its rights or obligations under this Agreement to any person other than an affiliate thereof without the written consent of all the other parties, which consent may be withheld in the sole discretion of the party whose consent is sought.

               Section 12. AMENDMENT. This Agreement may be modified only by a written amendment signed by all the parties hereto.

               Section 13. HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall have no effect on the interpretation or operation hereof.

               Section 14. NOTICES. Except as specified in Section 8(e), all notices and other communications hereunder shall be in writing and deemed to have been duly given when delivered by hand, upon receipt when mailed by registered or certified mail, postage prepaid, return receipt requested, when received if sent by prepaid courier delivery services such as Federal Express, DHL or other similar services, or when given by facsimile transmission upon receipt by sender of confirmed answer-back, as follows:

               (a) if to Buyer, at

                     Sage Networks, Inc.
                     215 First Street - 3rd Floor D-Wing
                     Cambridge, Mass.  02142

                     Attention: Rajat Bhargave
                     Telecopier No.: 617-374-4790

                   with a copy to:

                   Dewey Ballantine LLP
                   1301 Avenue of the Americas
                   New York, N.Y. 10019
                   Attention:  E. Ann Gill, Esq.
                   Telecopier No.:  (212) 259-6333

                         and

                   Sage Networks Acquisition Corp.
                   c/o McCarthy, Finger, Donovan, Drazen & Smith LLP 11 Martine Avenue
                   White Plains, NY  10606-1934
                   Attn:  Bruce Klein, Esq.

               (b) if to the Seller, at:

                   HomeCom Communications, Inc.
                   14 Piedmont Center, Suite 100
                   3535 Piedmont Road
                   Atlanta, GA 30305
                   Attn:  Harvey Sax
                   Telecopier No.:

                   with a copy to:

                   Sims Moss Kline & Davis LLP
                   Suite 310
                   400 Northpark Town Center
                   1000 Abernathy Road NE
                   Atlanta, GA 30328
                   Attn:  Raymond L. Moss, Esq.
                   Telecopier No. (770) 481-7210

               (c) If to Escrow Agent:

                   Sims Moss Kline & Davis LLP
                   400 Northpart Town Center - Suite 310
                   1000 Abernathy Road, N.E.
                   Atlanta, GA 30328
                   Attention:  Raymond L. Moss, Esq.
                   Telecopier No.: (770) 481-7210

               Each of the parties may, by notice given as aforesaid, change its address for all subsequent notices.

               Section 15. FURTHER ASSURANCES. In case at any time any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as may be reasonably requested by another party, at the sole cost and expense of the requesting party (except that any expense of Escrow Agent hereunder shall, be reimbursed one-half by Buyer and one-half by Seller).

               Section 16. COUNTERPARTS. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall together constitute one and the same agreement.

               Section 17. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement and the other agreements referred to therein constitute the entire agreement among the parties hereto and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof. No waiver, modification, amendment, termination or rescission of this Escrow Agreement shall be effective or binding upon the Escrow Agent unless Escrow Agent shall have specifically consented thereto in writing.

               Section 18. ESCROW AGENT AS SELLER'S COUNSEL. The Depositors acknowledge, understand and agree that (i) Escrow Agent is and will remain Seller's counsel and as such Escrow Agent has not and will not exercise any independent professional judgment on Buyer's behalf, and (i) notwithstanding its role as Escrow Agent hereunder, Escrow Agent may, in the event of a dispute between the Depositors, act as Seller's counsel and represent Seller in any dispute or litigation; provided, however that Escrow Agent (i) resigns and appoints a successor or substitute escrow agent, (ii) petitions any court of proper jurisdiction for the appointment of a successor escrow agent or (iii) interpleads all Escrowed Property into a court of proper jurisdiction, which the Depositors specifically agree Escrow Agent may do.

               Section 19. DEFINITIONS. Terms used herein and not defined shall have the meanings given such terms in the Purchase Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective duly authorized officers on the date first written above.

                                        SAGE NETWORKS ACQUISITION CORP.

                                        /s/ Leonard J. Fassler
                                        ----------------------------------------
                                        Name:  Leonard J. Fassler
                                        Title: President

                                        Tax Identification No.:



                                        HOMECOME COMMUNICATIONS INC.

                                        /s/ Harvey Sax
                                        ----------------------------------------
                                        Name:  Harvey Sax
                                        Title: President

                                        Tax Identification No.:



                                        SIMS MOSS KLINE & DAVIS LLP

                                        /s/ Raymond L. Moss
                                        ----------------------------------------
                                        Name: Raymond L. Moss